Exhibit 99.1

Press Release

April 19, 2004
FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES RESULTS FOR 1st QUARTER OF 2004

West Des Moines, IA - West Bancorporation, Inc. (WTBA), parent company of West Bank and WB Capital Management Inc., d/b/a VMF Capital, reports net income for the first quarter of 2004 of $4,262,000, which was a 5.2% increase over the same period last year. Earnings per share were $.27 this year compared to $.25 last year. Total capital as a percentage of total assets was 9.8% as of March 31, 2004.

For the first quarter of 2004, the return on average equity was 18.25% and the return on average assets was 1.74%.

Net income exceeded last year primarily because of the increase in earning assets as a result of the acquisition of the Iowa City offices which occurred in July of 2003. The net interest margin for the first quarter of 2004 increased slightly to 3.87% from 3.82% last year.

Noninterest income was higher than last year due to investment advisory fees of $567,000 and increases in the cash value of bank owned life insurance (BOLI). Investment advisory fees were earned by VMF Capital. The increase in the cash value of BOLI was higher in 2004 because BOLI was first purchased in the middle of the first quarter of 2003 and an additional amount was purchased in the third quarter of 2003. In the first quarter of 2003 there were gains from the sale of investment securities of $99,740, while there were no such gains in the first quarter of 2004.

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Noninterest expense was 48% higher than a year ago. Generally, the increase is due to approximately 40 more employees than a year ago, two additional banking office locations and two VMF Capital locations that were not a part of the Company last year at this time.

Loans as of March 31, 2004 totaled $601,810,000, compared to $483,747,000 a year ago. Loans attributable to the Iowa City market totaled approximately $60,000,000. Nonaccrual loans amounted to $2,400,000, up from $785,000 last year and $1,668,000 at the end of 2003. The allowance for loan losses as a percentage of total loans was .99 percent as of March 31, 2004. This compares to ..95 percent a year ago.

WB Capital Management Inc., the Company's investment advisory subsidiary (doing business as VMF Capital) completed its second quarter of operation since its acquisition on October 1, 2003. Assets under management have grown to approximately $725 million as of March 31, 2004, up from $462 million at December 31, 2003. For the first quarter of 2004, VMF Capital recorded a net loss of $53,000, compared to a net loss of $82,000 in the fourth quarter of 2003. It is expected that the full year results for 2004 will be near breakeven.


West Bancorporation, Inc. is headquartered in West Des Moines, Iowa and through its subsidiary, West Bank, has been serving the greater metropolitan Des Moines area for 110 years and the Iowa City area since July of 2003. West Bank focuses on lending and deposit services for consumers and small to medium sized businesses. VMF Capital, with offices in Cedar Rapids and Clive, Iowa, provides portfolio management services to individuals, retirement plans, corporations, foundations and endowments.


The information contained in this Press Release may contain forward-looking statements about the Company's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customer's acceptance of the Company's products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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WEST BANCORPORATION, INC. AND SUBSIDIARY, WEST BANK
Financial Information
(unaudited)

                                                                 MARCH 31,       MARCH 31,
CONSOLIDATED STATEMENTS OF CONDITION                               2004             2003
--------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                    $     25,298,601   $  25,834,054
Short-term investments                                           34,566,347     102,595,635
Securities                                                      267,581,336     226,465,450
Loans                                                           601,809,968     483,746,800
   Allowance for loan losses                                     (5,955,308)     (4,615,248)
                                                           ---------------------------------
Loans, net                                                      595,854,660     479,131,552
Other assets                                                     49,121,119      19,000,709
                                                           ---------------------------------
   TOTAL ASSETS                                            $    972,422,063   $ 853,027,400
                                                           =================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
   Noninterest-bearing                                     $    170,934,228   $ 136,528,631
   Interest-bearing
     Demand                                                      41,301,246      36,327,561
     Savings                                                    324,953,455     285,084,907
     Time                                                       135,966,942     104,935,900
                                                           ---------------------------------
Total deposits                                                  673,155,871     562,876,999
Short-term borrowings                                            98,364,604     146,337,828
Long-term borrowings                                            102,664,168      51,600,000
Other liabilities                                                 3,299,120       4,889,384
Stockholders' equity                                             94,938,300      87,323,189
                                                           ---------------------------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $    972,422,063   $ 853,027,400
                                                           =================================

                                      PER COMMON SHARE                MARKET INFORMATION*
                                   Net Income    Dividends           High              Low
--------------------------------------------------------------------------------------------
2004
1st quarter                          $ 0.27       $ 0.16          $ 18.00           $ 16.17

2003
1st quarter                            0.25         0.16            17.54             14.35
2nd quarter                            0.26         0.16            19.61             15.77
3rd quarter                            0.28         0.16            18.82             16.56
4th quarter                            0.28         0.16            18.54             17.05

*The prices shown are the high and low sale prices for the Company's common stock, which trades on the NASDAQ National Market, under the symbol WTBA. The market quotations, reported by NASDAQ, do not include retail markup, markdown or commissions.


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WEST BANCORPORATION, INC. AND SUBSIDIARY, WEST BANK
Financial Information (continued)
(unaudited)

                                                                        Three months ended
                                                                             MARCH 31,
CONSOLIDATED STATEMENTS OF OPERATION                                 2004               2003
-------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans                                                          $   8,747,150     $    7,701,836
Securities                                                         2,498,254          2,232,279
Other                                                                187,747            439,493
                                                               ---------------------------------
   Total interest income                                          11,433,151         10,373,608
                                                               ---------------------------------

INTEREST EXPENSE
Deposits                                                           1,343,506          1,610,018
Short-term borrowings                                                220,632            397,732
Long-term borrowings                                               1,296,160            708,040
                                                               ---------------------------------
   Total interest expense                                          2,860,298          2,715,790
                                                               ---------------------------------

NET INTEREST INCOME                                                8,572,853          7,657,818
Provision for loan losses                                            225,000            200,000
                                                               ---------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                8,347,853          7,457,818
                                                               ---------------------------------

NONINTEREST INCOME
Service charges on deposit accounts                                1,101,527          1,056,193
Trust services                                                       126,000            132,000
Investment advisory fees                                             566,825               -
Increase in cash value of bank-owned life insurance                  223,226             64,646
Net realized gains (losses) from sales of
 securities held for sale                                                -               99,740
Other income                                                         418,548            351,843
                                                               ---------------------------------
   Total noninterest income                                        2,436,126          1,704,422
                                                               ---------------------------------

NONINTEREST EXPENSE
Salaries and employee benefits                                     2,463,671          1,704,291
Occupancy                                                            511,063            370,249
Data processing                                                      337,011            243,285
Other expense                                                        983,782            588,280
                                                               ---------------------------------
   Total noninterest expense                                       4,295,527          2,906,105
                                                               ---------------------------------

Income before income taxes                                         6,488,452          6,256,135
Income taxes                                                       2,226,485          2,205,570
                                                               ---------------------------------
NET INCOME                                                     $   4,261,967     $    4,050,565
                                                               =================================

PERFORMANCE HIGHLIGHTS
--------------------------------------------------------------------------------------------------
Return on average equity                                              18.25%             19.01%
Return on average assets                                               1.74%              1.89%
Net interest margin                                                    3.87%              3.82%
Efficiency ratio                                                      39.66%             30.57%